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                                                                   EXHIBIT 23.01


                               Consent of Counsel


         Kuperman, Orr, Mouer & Albers, a professional corporation, hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of Amendment No. 1 to Form SB-2 Registration Statement of Grand Adventures Tour & Travel Publishing Corporation ("GATT") for the registration of 700,000 shares of GATT common stock (805,000 shares assuming the exercise in full of the overallotment option).




                      /s/ KUPERMAN, ORR, MOUER & ALBERS
                      ---------------------------------------------------------
                      Kuperman, Orr, Mouer & Albers, a professional corporation



Austin, Texas
December 4, 1997